Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

BRIGHTHOUSE FINANCIAL, INC.,

ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

DATED AS OF MAY 15, 2020

5.625% SENIOR NOTES DUE 2030

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS AND ESTABLISHMENT

SECTION 1.01	Definitions	1
SECTION 1.02	Establishment	3

ARTICLE II
TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01	Payment of Principal and Interest	4
SECTION 2.02	Global Securities	5
SECTION 2.03	No Sinking Fund	6
SECTION 2.06	Redemption at the Option of the Company	6
SECTION 2.10	Defeasance	8

ARTICLE III
MISCELLANEOUS PROVISIONS

SECTION 3.01	Effectiveness	8
SECTION 3.02	Notes Unaffected by Other Supplemental Indentures	8
SECTION 3.03	Trustee Not Responsible for Recitals	8
SECTION 3.04	Ratification and Incorporation of Base Indenture	9
SECTION 3.05	Governing Law	9
SECTION 3.06	Separability	9
SECTION 3.07	Executed in Counterparts	9

EXHIBITS

Exhibit A	Form of 5.625% Senior Notes due 2030

i

FIRST SUPPLEMENTAL INDENTURE, dated as of May 15, 2020 (this “First Supplemental Indenture”), between Brighthouse Financial, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, not in its individual capacity but solely in its capacity as trustee hereunder (together with its successors and assigns in such capacity, the “Trustee”), supplementing the Senior Indenture, dated as of May 15, 2020 (the “Base Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this First Supplemental Indenture (together, the “Indenture”), the Company has duly authorized the creation and issuance of its 5.625% Senior Notes due 2030 (the “Notes”) in an initial aggregate principal amount of $500,000,000, the form and substance of such Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Notes, execute and deliver this First Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ESTABLISHMENT

SECTION 1.01 Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Base Indenture, has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture, shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Base Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Base Indenture” has the meaning specified in the preamble hereto.

“Depositary” has the meaning specified in Section 1.02(c).

“First Supplemental Indenture” has the meaning specified in the preamble hereto.

“holder of Notes,” or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of the Indenture.

“Indenture” has the meaning specified in the recitals hereto.

“Interest Payment Date” means May 15 and November 15 of each year, beginning on November 15, 2020

“Interest Period” means the period beginning on and including the Original Issue Date and ending on but excluding the first Interest Payment Date thereafter and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next Interest Payment Date.

“Original Issue Date” means May 15, 2020.

“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to the Indenture.

“Regular Record Date” means with respect to each Interest Payment Date, the close of business on May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

“Stated Maturity” means May 15, 2030.

“Trustee” has the meaning specified in the preamble hereto.

SECTION 1.02 Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “5.625% Senior Notes due 2030”. The Notes are unsecured obligations of the Company ranking equally in right of payment with the Company’s unsubordinated indebtedness outstanding from time to time and senior in right of payment to the Company’s subordinated indebtedness outstanding from time to time.

(b) Upon execution of this First Supplemental Indenture, Notes in an initial aggregate principal amount of $500,000,000 shall be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver such Notes in accordance with a written order of the Company. No further Notes shall be authenticated and delivered except as provided by Sections 2.04, 2.05, 2.07, 2.11, 3.04 or 9.04 of the Base Indenture; provided, however, that the aggregate principal amount of the Notes may be increased in the future with no limit, without notice to or the consent of the holders of Notes, on the same terms and conditions and with the same CUSIP and ISIN numbers as the Notes, except for any difference, if applicable, in the issue price, the issue date, the first Interest Payment Date and the initial interest accrual date as long as the additional Notes are fungible with the existing Notes for U.S. federal income tax purposes; provided that no Event of Default with respect to the Notes shall have occurred and be continuing. Any additional Notes authenticated and delivered pursuant to this Section 1.02(b) shall be governed by this First Supplemental Indenture and shall rank equal in right of payment with the Notes issued on the date of this First Supplemental Indenture and, together with the Notes issued as of the date of this First Supplemental Indenture, shall be treated as a single series of Notes for all purposes.

(c) The Notes shall be issued in the form of one or more Global Securities, registered in the name of a nominee for the Depositary (as defined below). Each Note and the Trustee’s or Authenticating Agent’s Certificate of Authentication thereof, shall be in substantially the form set forth in Exhibit A hereto. The depositary with respect to the Notes shall be The Depository Trust Company (the “Depositary”).

(d) Each Note shall be dated the date of authentication thereof and shall bear interest from, and including, the Original Issue Date or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the Stated Maturity or any earlier Redemption Date.

ARTICLE II

TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01 Payment of Principal and Interest.

(a) The principal of the Notes shall be due at the Stated Maturity. The unpaid principal amount of the Notes shall bear interest at the rate of 5.625% per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, beginning on November 15, 2020, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date that is not an Interest Payment Date will be payable to the Person to whom the principal will be payable. Interest payable on a Redemption Date that is an Interest Payment Date will be payable to the registered holders of Notes on the relevant Regular Record Date. Except as otherwise specified in Section 2.04, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders of Notes on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

(b) Interest payments for this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(c) If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d) The Trustee is hereby designated as Security Registrar and Paying Agent for the Notes, and all payments of principal of and premium, if any, and interest due on the Notes at the Stated Maturity or upon redemption will be made upon surrender of the Notes at the office of the Paying Agent in the Borough of Manhattan, The City of New York.

(e) The principal of and premium, if any, and interest due on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s or Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee or the Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 2.02 Global Securities.

(a) Except under the limited circumstances described below, Notes represented by Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or by the Depositary or a nominee of the Depositary to a successor Depositary or a nominee of the successor Depositary.

(b) Except as otherwise provided in this First Supplemental Indenture, owners of beneficial interests in such Global Securities will not be considered holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c) A Global Security shall be exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Notes shall be exchangeable for Notes in definitive registered form and executes and, in each case, delivers to the Trustee or an Authenticating Agent an Officers’ Certificate evidencing the determination by the Company providing that the Notes shall be so exchangeable, the Notes shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for the Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of the Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered holders thereof for any purpose under the

Indenture. Each of the Company, the Trustee, any Paying Agent and the Security Registrar shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 2.02(c) shall be exchangeable for Notes registered in such names as the Depositary shall direct.

SECTION 2.03 No Sinking Fund.

The Notes shall not be entitled to any sinking fund or analogous requirement, and Sections 3.05, 3.06 and 3.07 of the Base Indenture shall not apply to the Notes.

SECTION 2.04 Redemption at the Option of the Company.

(a) The provisions of Sections 3.01, 3.02, 3.03 and 3.04 of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b) At any time and from time to time prior to February 15, 2030 (the “Par Call Date”), the Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the “Make-Whole Redemption Amount” (as defined below), plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

(c) At any time and from time to time on or after the Par Call Date, the Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Company or by such Premium Calculation Agent as the Company may designate, of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the Par Call Date, discounted from their scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points. The Trustee shall have no obligation to monitor or verify the calculation of the Make-Whole Redemption Amount.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii) “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having an actual or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any Redemption Date, as determined by the Company (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Company.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(d) Notwithstanding Section 3.03 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Article III of the Base Indenture (1) need not set forth the Redemption Price but only the manner of calculation thereof as described above and (2) may be subject to one or more conditions precedent. If the redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption will describe the conditions and, if applicable, state that the Redemption Date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice of redemption may be rescinded.

(e) If the Company is redeeming less than all the Notes, the Trustee shall select the Notes to be redeemed pro rata, by lot or any other such method as the Trustee deems fair and appropriate in accordance with the customary procedures of the Depositary. Such Notes may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Note to be redeemed in part will not be less than $2,000), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part; provided that, if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

SECTION 2.05 Defeasance.

The Notes shall be defeasible pursuant to both Sections 13.02 and 13.03 of the Base Indenture, and the provisions of Article XIII of the Base Indenture shall apply to the Notes.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness.

This First Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Notes Unaffected by Other Supplemental Indentures.

To the extent the terms of the Base Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any other supplemental indenture or any other series of Securities. This First Supplemental Indenture shall relate and apply solely to the Notes.

SECTION 3.03 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee or the Agents, and neither the Trustee nor the Agents assume any responsibility for the correctness thereof. Neither the Trustee nor the Agents make any representation as to the validity or sufficiency of this First Supplemental Indenture or the Notes.

SECTION 3.04 Ratification and Incorporation of Base Indenture.

As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.05 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.06 Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.07 Executed in Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, company order, Opinion of Counsel, Note, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 2.04 of the Base Indenture or elsewhere in this Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Janet Morgan
Name: Janet Morgan
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee

By:	/s/ Ryan Riggleman
Name: Ryan Riggleman
Title: AVP

[Brighthouse Financial, Inc. Senior Notes due 2030 — First Supplemental Indenture]

Exhibit A

Form of Senior Note

(FORM OF 5.625% SENIOR NOTES DUE 2030)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO BRIGHTHOUSE FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.02 OF THE FIRST SUPPLEMENTAL INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. 2030-[●]	Principal Amount: [●]
Issue Date: [●]	CUSIP No.: 10922NAG8
ISIN No.: US10922NAG88

BRIGHTHOUSE FINANCIAL, INC.

Global Certificate initially representing

$[●] aggregate principal amount of

5.625% Senior Notes due 2030

Regular Record Date:	With respect to each Interest Payment Date, the close of business on May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

Original Issue Date:	May 15, 2020

Stated Maturity:	May 15, 2030

Interest Payment Dates:	May 15 and November 15 of each year, beginning on November 15, 2020

Interest Rate:	5.625% per year

Authorized Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

This Global Certificate is in respect of a duly authorized issue of 5.625% Senior Notes due 2030 (the “Notes”) of Brighthouse Financial, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The principal of the Notes shall be due at the Stated Maturity. The unpaid principal amount of the Notes shall bear interest at the rate of 5.625% per year until paid or duly provided for. The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Notes represented by this Global Certificate on the Stated Maturity, and to pay interest thereon from, and including, the Original Issue Date or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the Stated Maturity or any earlier Redemption Date. Interest shall be paid semi-annually in arrears on each Interest Payment Date, beginning on November 15, 2020, to the Person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date that is not an Interest Payment Date will be payable to the Person to whom the principal will be payable. Interest payable on a Redemption Date that is an Interest Payment Date will be payable to the registered holders of Notes on the relevant Regular Record Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of the Base Indenture.

Interest payments for this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

If any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of, and premium, if any, and interest due on this Note at the Stated Maturity or upon redemption will be made upon surrender of this Note at the office of the Paying Agent in the Borough of Manhattan, The City of New York. The principal of, and premium, if any, and interest due on this Note shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject to the Trustee’s or Paying Agent’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee or the Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

This Note is an unsecured obligation of the Company ranking equally in right of payment with the Company’s unsubordinated indebtedness outstanding from time to time and senior in right of payment to the Company’s subordinated indebtedness outstanding from time to time.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

(Reverse of Note)

5.625% Senior Notes due 2030

This Note is one of a duly authorized issue of senior debt securities of the Company (the “Securities”) issued and issuable in one or more series under a Senior Indenture, dated as of May 15, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 15, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, privileges, benefits (including the right to be indemnified), limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as the 5.625% Senior Notes due 2030. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

1. Except under the limited circumstances described in the First Supplemental Indenture, this Note will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. This Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or by the Depositary or a nominee of the Depositary to a successor Depositary or a nominee of the successor Depositary. Except as otherwise provided in the First Supplemental Indenture, owners of beneficial interests in this Note will not be considered holders hereof for any purpose under the Indenture, and this Note shall not be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary. This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided herein or in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Note shall be exchangeable for Notes in definitive registered form and executes and, in each case, delivers to the Trustee or an Authenticating Agent an Officers’ Certificate evidencing the determination by the Company providing that this Note shall be so exchangeable, this

Note shall be exchangeable for Notes in definitive registered form; provided that the definitive Notes so issued in exchange for this Note shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided herein or in the First Supplemental Indenture, owners of beneficial interests in this Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered holders thereof for any purpose under the Indenture. Each of the Company, the Trustee, any Paying Agent and the Security Registrar shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. If this Note is exchangeable pursuant to Section 2.02(c) of the First Supplemental Indenture, this Note shall be exchangeable for Notes registered in such names as the Depositary shall direct.

2. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

3. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee from time to time and at any time to enter into an indenture or indentures supplemental thereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) with the consent (evidenced as provided in Section 8.01 of the Base Indenture) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner not covered by Section 9.01 of the Base Indenture the rights of the holders of the Securities of such series. The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series to waive compliance with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor, on registration of transfer hereof or place hereof, irrespective of whether or not any notation of such consent or waiver is made upon this Note.

4. This Note shall be defeasible pursuant to both Sections 13.02 and 13.03 of the Base Indenture, and the provisions of Article XIII of the Base Indenture shall apply to this Note.

5. (a) At any time and from time to time prior to February 15, 2030 (the “Par Call Date”), this Note will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the “Make-Whole Redemption Amount” (as defined below), plus accrued and unpaid interest to, but excluding, the Redemption Date.

(b) At any time and from time to time on or after the Par Call Date, this Note will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Company or by such Premium Calculation Agent as the Company may designate, of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the Par Call Date, discounted from their scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points. The Trustee shall have no obligation to monitor or verify the calculation of the Make-Whole Redemption Amount.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii) “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having an actual or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any Redemption Date, as determined by the Company (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Company.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

6. Notwithstanding Section 3.03 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Article III of the Base Indenture (1) need not set forth the Redemption Price but only the manner of calculation thereof and (2) may be subject to one or more conditions precedent. If the redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption will describe the conditions and, if applicable, state that the Redemption Date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice of redemption may be rescinded.

7. If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), the Company becomes or, based upon an Opinion of Counsel by independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

8. The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on this Note such additional amounts as are necessary in order that the net payment by the Company or the Paying Agent of the principal of and interest on this Note after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which the Company or any successor in accordance with the provisions of Article X of the Base Indenture hereof is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in this Note to be then due and payable (“Additional Amounts”); provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any Taxes which would not have been so imposed, withheld or deducted but for:

(1) the existence of any present or former connection between such holder of Notes or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder of Notes or beneficial owner, if such holder of Notes or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder of Notes or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2) the failure of such holder of Notes or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder of Notes or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b) any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder of Notes or beneficial owner of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to holders of Notes, whichever occurs later, except to the extent that the holder of Notes or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 10-day period;

(c) any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d) any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on this Note;

(e) any Taxes which are payable by a holder of Notes that is not the beneficial owner of this Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f) any Taxes required to be withheld by any Paying Agent from any payment of principal or interest on this Note, if such payment can be made without such withholding by any other Paying Agent;

(g) any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h) any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this Section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to this Note will not constitute a connection (1) between the holder of Notes or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this Note to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 8.

Except as specifically provided in this Note, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to this Note, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of such payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to such payment date, in which case the Company shall notify the Trustee promptly thereafter) an Officers’ Certificate to the effect that Additional Amounts will be payable and the amount estimated to be so payable.

9. The Notes are issuable in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

10. The Notes are not entitled to any sinking fund or analogous requirement.

11. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of this Note, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and are solely corporate obligations, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of this Note or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of this Note, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, are hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issuance of this Note.

12. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

13. In the event of a conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

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